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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-3 Nos. 333-46927 and 333-75802; and Form S-8 Nos. 33-96728, 333-53505,
333-82537, 333-42190, 333-62840, 333-73078 and 333-91384 of our reports dated
May 6, 2002, except as to paragraphs 1 and 3 of Note 3, as to which the date is May 23, 2002, with respect to the consolidated financial statements and schedule of Daisytek International Corporation included in the Annual Report on Form 10-K for the year ended March 31, 2002.



Dallas, Texas
June 25, 2002